Exhibit 99.1

STRYKER OPERATING RESULTS
FOR QUARTER ENDED JUNE 30, 2003

        Kalamazoo, Michigan -- July 15, 2003 -- Stryker Corporation (NYSE:SYK) reported today that net sales were $891.7 million for the second quarter of 2003, representing a 22% increase over net sales of $733.9 million in the second quarter of 2002 and $1,738.6 million for the first half of 2003, representing a 21% increase over net sales of $1,436.8 million for the first half of 2002.  Excluding the impact of foreign currency, net sales increased 16% for both the second quarter and the first half.

        Net earnings for the second quarter of 2003 were $107.5 million, representing a 25% increase over net earnings of $85.9 million in the second quarter of 2002.  Diluted net earnings per share for the second quarter increased 26% to $.53 compared to $.42 in the second quarter of 2002.  For the first half of 2003, net earnings were $211.6 million, representing a 27% increase over net earnings of $167.0 million in 2002.  Diluted net earnings per share increased 27% for the first half of 2003 to $1.04 compared to diluted net earnings per share of $.82 in the first half of 2002.

Sales Analysis

        Domestic sales were $567.2 million for the second quarter and $1,113.4 million for the first half of 2003, representing increases of 19% and 18%, respectively, as a result of strong shipments of Orthopaedic Implants and MedSurg Equipment and higher revenue from Physical Therapy Services.

        International sales were $324.5 million for the second quarter and $625.2 million for the first half of 2003, representing increases of 27% in both periods, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.  The impact of foreign currency comparisons to the dollar value of international sales was favorable by $39.3 million in the second quarter and by $76.0 million for the first half.  Excluding the impact of foreign currency, international sales increased 11% in both the second quarter and for the first half.

        Worldwide sales of Orthopaedic Implants were $522.2 million for the second quarter and $1,013.0 million for the first half of 2003, representing increases of 26% and 25%, respectively, based on higher shipments of reconstructive (hip, knee and shoulder), trauma and spinal implants.  Excluding the impact of foreign currency, sales of Orthopaedic Implants increased 19% in the second quarter and 18% for the first half.

        Worldwide sales of MedSurg Equipment were $312.9 million for the second quarter and $617.0 million for the first half of 2003, representing increases of 17% in both periods based on higher shipments of powered surgical instruments, endoscopic systems, hospital beds and stretchers and craniomaxillofacial implants.  Excluding the impact of foreign currency, sales of MedSurg Equipment increased 13% in the second quarter and 14% for the first half.

        Physical Therapy Services revenues were $56.6 million for the second quarter and $108.6 million for the first half of 2003, representing increases of 10% and 8%, respectively, as a result of new physical therapy centers and higher revenues from existing centers.

Income Tax Rate

        The Company's effective income tax rate for the second quarter and first half of 2003 was reduced to 31.0% as compared to a 33.0% effective income tax rate for the second quarter and first half of 2002 and an effective annual income tax rate of 31.8% for the year ended December 31, 2002.  The income tax rate reduction results primarily from increased manufacturing in lower tax jurisdictions.

Conference Call

        As previously announced, the Company will conduct a conference call for financial analysts at 5:00 p.m. Eastern Time, today.  To hear the conference call, dial 800/894-4892.  A simultaneous webcast of the call may be accessed via the Company's website at www.strykercorp.com .  The call will be archived on this website for 90 days.   A recording of the call may also be accessed from 7:00 p.m., Eastern Time, today until 7:00 p.m. on  July 17, 2003 by calling 800/633-8284 (domestic) or 402/977-9140 (international) and entering the reservation number 21153559.

* * *

        Stryker Corporation develops, manufactures and markets specialty surgical and medical products worldwide, including reconstructive implants, spinal, trauma and craniomaxillofacial systems, the bone growth factor osteogenic protein-1, powered surgical instruments, endoscopic and surgical navigation systems and patient care and handling equipment and provides outpatient physical therapy services in the United States.

STRYKER CORPORATION
For the Three Month and Six Month Periods Ended June 30, 2003
(Unaudited - In Millions Except Per Share Amounts)
CONDENSED STATEMENTS OF EARNINGS

	Second Quarter			Six Months
	2003	2002	% Change	2003	2002	% Change

Net sales	$891.7	$733.9	21.5	$1,738.6	$1,436.8	21.0
Cost of sales	326.9	267.1	22.4	627.7	522.0	20.2
GROSS PROFIT	564.8	466.8	21.0	1,110.9	914.8	21.4
% of Sales	63.3	63.6		63.9	63.7

Research, development and
engineering expenses	44.9	34.4	30.5	88.1	68.0	29.6
Selling, general and
administrative expenses	348.4	287.9	21.0	685.9	565.1	21.4
	393.3	322.3	22.0	774.0	633.1	22.3

Other expense (income):
Interest expense	6.4	10.0	(36.0)	13.4	20.6	(35.0)
Intangibles amortization	10.1	5.8	74.1	19.1	11.8	61.9
Other	(0.8)	0.5	--	(2.3)	0.1	--

	15.7	16.3	(3.7)	30.2	32.5	(7.1)

EARNINGS BEFORE INCOME TAXES	155.8	128.2	21.5	306.7	249.2	23.1
Income taxes	48.3	42.3	14.2	95.1	82.2	15.7
NET EARNINGS	$107.5	$85.9	25.1	$211.6	$167.0	26.7
	=====	=====	=====	=====	=====	=====
Net Earnings Per Share
Basic	$0.54	$0.44	22.7	$1.07	$0.85	25.9
Diluted	$0.53	$0.42	26.2	$1.04	$0.82	26.8

Average Shares Outstanding
Basic	198.6	197.4		198.4	197.2
Diluted	203.1	203.6		202.9	203.7

CONDENSED SALES ANALYSIS

	Second Quarter			Six Months
	2003	2002	% Change	2002	2003	% Change
Domestic	$567.2	$478.1	18.6	$1,113.4	$943.3	18.0
International	324.5	255.8	26.9	625.2	493.5	26.7
NET SALES	$891.7	$733.9	21.5	$1,738.6	$1,436.8	21.0
	====	====	===	=====	=====	===
Orthopaedic Implants	$522.2	$414.8	25.9	$1,013.0	$809.8	25.1
MedSurg Equipment	312.9	267.8	16.8	617.0	526.4	17.2
Physical Therapy Services	56.6	51.3	10.3	108.6	100.6	8.0
NET SALES	$891.7	$733.9	21.5	$1,738.6	$1,436.8	21.0
	====	====	===	=====	=====	===

STRYKER CORPORATION
(Unaudited - in Millions)
CONDENSED BALANCE SHEETS

	June 30	December 31
	2003	2002

ASSETS
Cash and cash equivalents	$47.1	$37.8
Accounts receivable (net)	446.7	406.7
Inventories	460.4	426.5
Other current assets	324.7	280.3
TOTAL CURRENT ASSETS	1,278.9	1,151.3

Property, Plant and Equipment (net)	555.2	519.2
Goodwill and Other Intangibles (net)	953.4	935.1
Other Assets	218.5	209.9
TOTAL ASSETS	$3,006.0	$2,815.5
	=====	=====

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities	$708.2	$707.5
Long-Term Debt	358.9	491.0
Other Liabilities	120.3	118.8
Stockholders' Equity	1,818.6	1,498.2
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,006.0	$2,815.5
	=====	=====

STRYKER CORPORATION
For the Three Month and Six Month Periods Ended June 30, 2003
(Unaudited - In Millions)
CONDENSED STATEMENTS OF CASH FLOWS

	Second Quarter		Six Months
	2003	2002	2003	2002
OPERATING ACTIVITIES
Net earnings	$107.5	$85.9	$211.6	$167.0
Depreciation	23.1	21.5	46.2	40.3
Amortization	30.6	23.7	60.2	45.1
Proceeds from accounts receivable securitization	51.5	--	51.5	--
Changes in working capital	(90.0)	(20.5)	(144.4)	(77.5)
Other	(1.6)	(0.5)	0.2	(2.1)
NET CASH PROVIDED BY OPERATING ACTIVITIES	121.1	110.1	225.3	172.8

INVESTING ACTIVITIES
Business acquisitions, net of cash acquired	(4.5)	(6.2)	(8.8)	(11.3)
Purchases of property, plant and equipment	(30.9)	(31.7)	(60.1)	(53.3)
Other	0.1	--	0.2	0.2
NET CASH USED IN INVESTING ACTIVITIES	(35.3)	(37.9)	(68.7)	(64.4)

FINANCING ACTIVITIES
Repayments on borrowings, net	(84.5)	(95.7)	(137.5)	(111.2)
Dividends	--	--	(23.8)	(19.7)
Other	7.7	5.4	13.9	19.0
NET CASH USED IN FINANCING ACTIVITIES	(76.8)	(90.3)	(147.4)	(111.9)

Effect of exchange rate changes on cash and cash equivalents	(1.5)	9.4	0.1	5.6
CHANGE IN CASH AND CASH EQUIVALENTS	$7.5	$(8.7)	$9.3	$2.1
	====	====	====	====

Contact Information:
Dean H. Bergy, Vice President, Chief Financial Officer and Secretary, 269/385-2600